UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2024

Zevra Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36913	20-5894398
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103,

Celebration, FL 34747

(Address of principal executive offices) (Zip Code)

(321) 939-3416

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Zevra Therapeutics, Inc. (“Zevra” or the “Company”), is providing the following preliminary estimated financial results as of and for the three months ended June 30, 2024:

	Three Months Ended
	June 30, 2024 (estimated low)	June 30, 2024 (estimated high)	June 30, 2023 (as restated)
	($ in thousands, except share and per share amounts)
Revenue, net	$4,200	$4,600	$8,470
Net income (loss)	(19,800)	(18,900)	(2,573)
Basic and diluted net income (loss) per share of common stock:
Net income (loss)	$(0.47)	$(0.45)	$(0.08)
Weighted average number of shares of common stock outstanding:
Basic and diluted	41,899,087	41,899,087	33,898,233

The Company’s revenue for the three months ended June 30, 2024 is expected to be between $4.2 million and $4.6 million, compared to revenue of $8.5 million for the three months ended June 30, 2023, an expected decrease of between $3.9 million and $4.3 million. Revenue for the three months ended June 30, 2023 included a one-time $5.0 million milestone payment which was earned based on AZSTARYS® reaching annual net sales of $25.0 million as provided under the Company’s Collaboration and License Agreement (the “AZSTARYS License Agreement”) with Commave Therapeutics SA. This decrease is partially offset by reimbursements under the AZSTARYS License Agreement and an expected increase in French expanded access programs reimbursements.

As of June 30, 2024, the Company’s estimated cash and cash equivalents were approximately $49.3 million.

The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of Zevra’s filings under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Financial Disclosure Advisory

The preliminary financial information and cash position as of and for the quarter ended June 30, 2024 included in this Item 2.02 is based on preliminary unaudited information and management estimates, is not part of a comprehensive statement of the Company’s financial results for any completed period, and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not completed its review of this preliminary financial information.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s preliminary unaudited financial information and cash position as of June 30, 2024 and French expanded access programs reimbursements. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its Quarterly Report on Form 10-Q for the three months ended March 31, 2024, and its other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligations to make any revisions to the forward-looking statements contained in this Current Report on Form 8-K or to update them to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: August 8, 2024	By:	/s/ Timothy J. Sangiovanni
Timothy J. Sangiovanni, CPA Senior Vice President, Corporate Controller